Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Glenn Morimoto, Chief Executive Officer and Chief Financial Officer of Intervia Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of the Company for the period ended October 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 10, 2008

/s/ Glenn Morimoto
Glenn Morimoto
Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Intervia Inc. and will be retained by Intervia Inc. and furnished to the Securities and Exchange Commission or its staff upon request.